UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2006

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of Incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On February 24, 2006 the Compensation Committee of the Board of Directors of the Company granted Restricted Stock Unit Awards and Stock-Settled Share Appreciation Rights to the named executive officers pursuant to the Company's previously filed PartnerRe Ltd. 2005 Employee Equity Plan, as follows:

Name	Title	Shares Underlying Restricted Stock Unit Awards	Shares Underlying Stock-Settled Share Appreciation Rights
Patrick Thiele	President and CEO, PartnerRe Ltd.	10,000	0*
Albert Benchimol	Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	5,000	21,385
Bruno Meyenhofer	CEO, PartnerRe Global	5,000	21,385
Scott Moore	CEO, PartnerRe U.S.	5,000	0*

      The grant price for all Stock-Settled Share Appreciation Rights granted was $61.20. The forms of the Company’s Executive Restricted Stock Unit Award Agreement and Notice of Restricted Stock Units were filed on Form 8-K on February 16, 2006 and are incorporated by reference in this report. The forms of the Company’s Executive Stock-Settled Share Appreciation Right Agreement and Notice of Grant are attached as Exhibits 10.1 and are incorporated by reference in this report.

*	Pursuant to the Executive Total Compensation Program filed on Form 8-K on November 15, 2005, Mr. Thiele and Mr. Moore have reached their stock ownership targets and elected to take their annual equity award as 50% Restricted Stock Units and 50% cash and will receive cash of $612,000 and $306,000, respectively. As prescribed in the Executive Total Compensation Program, the cash portion will be subject to a 3 year ratable vesting schedule and is to be paid over 3 years with interest equal to a 3-month U.S. Treasury Bill.

Item 9.01.  Financial Statements and Exhibits.

          (c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Forms of PartnerRe Ltd. Executive Stock-Settled Share Appreciation Right Agreement and Notice of Grant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	March 2, 2006	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal